UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2005

Pride International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13289	760069030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3300, Houston, Texas		77057
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-789-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 1, 2005, Pride increased the base salaries for all of its executive officers, other than one recently hired executive. Pride also increased the 2005 target bonuses under Pride’s annual incentive compensation plan for certain of its executive officers. Exhibit 10.1 to this report, which is incorporated herein by reference, sets forth a summary of certain executive officer and director compensation arrangements, including the salary and 2005 target bonus amounts for the executive officers employed by Pride on July 1, 2005 who are named in the Summary Compensation Table included in Pride’s proxy statement for its 2005 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Summary of certain executive officer and director compensation arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pride International, Inc.

July 8, 2005	By:	W. Gregory Looser

Name: W. Gregory Looser
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Summary of certain executive officer and director compensation arrangements